Exhibit 99


            Hybrid Fuels Inc. Adds Dale Johnson To Board Of Directors

WINNIPEG, MB, SEPTEMBER 3, 2004 - The Directors of Hybrid Fuels Inc. (OTCBB:
HRID), announced the appointment of Dale Johnson to the Board of Directors effective September 15, 2004.

Johnson, 53, is the President of Wind Power Inc. based in Pincher Creek,
Alberta.

"Dale has over 20 years experience in the independent power business including all aspects of regulatory application, electrical interconnection requirements, wind power plant construction, operation and maintenance," said Paul Warkentin, President and CEO of Hybrid Fuels Inc.

The Directors recently approved a motion to expand the Board to five members and Johnson's appointment brings the current membership to four.

"The Company can greatly benefit from Dale's credibility, proven experience and industry recognition. His success in pioneering energy projects compliments our strategy of expanding our technologies."


This Press Release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations.

FOR QUESTIONS, COMMENTS AND REQUESTS FOR INFORMATION PLEASE CONTACT:

Darcy Penner
Investor Relations
Hybrid Fuels Inc.
Phone: Toll free Canada/USA: (888) 550-2333
Corporate Website: www.hybrid-fuels.com
Email: investor.relations@hybrid-fuels.com